PricewaterhouseCoopers LLP, 600 Grant Street, Pittsburgh, Pennsylvania 15219 T: (412) 355 6000; F: (412) 355 8089, (412) 391 0609 WMS, www.pwc.com/us CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-210994 and 333-228804), Form S-4 (No. 333-155248) and Form S-8 (Nos. 333- 156540, 333-18069, 333-65040, 333-136808, 333-172931, 333-156886, 333-177896, 333- 134169, 333-139345, 333-143182, 333-177898, 333-156527, 333-198461, 333-210995, 333- 229874, 333-238049 and 033-62311) of The PNC Financial Services Group, Inc. of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania February 26, 2021 Exhibit 23.1